Exhibit 3.34

ARTICLES OF ORGANIZATION

OF

MAMA SBARRO, LLC

Under Section 203 of the Limited Liability Company Law

FIRST: The name of the limited liability company is: Mama Sbarro, LLC.

SECOND: The county within this state in which the office of the limited liability company is to be located is: Suffolk County.

THIRD: The secretary of state is designated as agent of the limited liability company upon whom process against it may be served. The post office address within or without this state to which the secretary of state shall mail a copy of any process against the limited liability company served upon him or here is: c/o C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York 10011.

FOURTH: The name and street address within this state of the registered agent of the limited liability company upon whom and at which process against the limited liability company can be served is: C T CORPORATION SYSTEM, 111 Eighth Avenue, New York, New York 10011.

/s/ Donna Kiessel
Donna Kiessel: Organizer

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

MAMA SBARRO, LLC

Under section 211 of the Limited Liability Company Law

FIRST: The name of the Limited Liability Company is Mama Sbarro, LLC.

SECOND: The date of filing of the Articles of Organization is March 6, 2003.

THIRD: The amendment effected by this certificate of amendment are as follows:

(A) Paragraph FIRST of the articles of the organization dealing with the name of the limited liability company is hereby amended to read as follows: The name of the limited liability company is Mama Sbarro of Fresh Meadows, LLC.

/s/ Carmela N. Merendino
(signature)
Carmela N. Merendino Vice President, Administration/Authorized Person

CERTIFICATE OF AMENDMENT

OF THE

ARTICLES OF ORGANIZATION

OF

MAMA SBARRO OF FRESH MEADOWS, LLC

Under Section 211 of the Limited Liability Company Law

FIRST: The name of the Limited Liability Company is Mama Sbarro of Fresh Meadows, LLC. The original name was Mama Sbarro, LLC.

SECOND: The date of filing of the Articles of Organization is March 6, 2003.

THIRD: The amendment affected by this certificate of amendment is as follows:

(A) Paragraph First of the articles of the organization dealing with the name of the entity is hereby amended to read as follows:

FIRST: The name of the Limited Liability Company is Carmela’s, LLC.

/s/ Carmela N. Merendino
Carmela N. Merendino
Authorized Person